EXHIBIT 16

February 13, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Pervasip Corp.

File Ref.# 000-04465

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K, dated February 10, 2015, of Pervasip Corp. and agree with the statements pertaining to our Firm therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ GBH CPAS, PC

www.gbhcpas.com

Houston, Texas